EXHIBIT 10.5.2

Mueller Water Products, Inc.

Amended and Restated 2006 Stock Incentive Plan

Notice of Stock Option Grant

Unless otherwise defined herein, all capitalized terms in this Notice of Stock Option Grant (“Notice of Grant”) shall have the meanings ascribed to them in the Mueller Water Products, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”).

[Participant Name]

[Address Line 1]

[Address Line 2]

The person named above (the “Optionholder”) has been granted an option (the “Option”) to purchase shares of Series A Common Stock of Mueller Water Products, Inc. (the “Company”), subject to the terms and conditions of the Plan, this Notice of Grant, and the Stock Option Agreement (attached hereto as Exhibit A), as follows:

Date of Grant:

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Type of Option (check one):	☐ Incentive Stock Option ☒ Nonstatutory Stock Option

Term/ Expiration Date:	Not later than [insert date that is 10 years from date of grant]

Payment:

By one or a combination of the following items (as described in greater detail in the Stock Option Agreement and the Plan):

•	By cash or check

•	By a “same day sale” arrangement

•	By delivery of other shares of Common Stock

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

1/3rd of shares of Common Stock subject to the Option shall vest on each of the first three anniversaries of the Date of Grant, subject to the Optionholder’s Continuous Service with the Company on such dates. If, on any vesting date, this Vesting Schedule would result in the vesting of a fraction of a share, such fraction shall be rounded down to the nearest whole share. This Option will vest upon the Optionholder’s death, Disability or Retirement.

The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Notice of Grant, the Stock Option Agreement, and the Plan, both of which are made a part of this document. The Optionholder has reviewed the Plan, the Notice of Grant and the Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant. Optionholder further acknowledges that as of the Date of Grant, this Notice of Grant, the Stock Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder, and (ii) the following agreements only:

Other Agreements (if any):    ________________________________

The Optionholder acknowledges that if no other agreements are listed above, no other agreements on the subject hereof exist. By signing the Notice of Grant, the Optionholder agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors (or any Committee to whom the Board has delegated administration of the Plan) upon any questions relating to the Plan, the Notice of Grant and the Option Agreement.

OPTIONHOLDER:	MUELLER WATER PRODUCTS, INC.

(Signature)	(Signature)

Gregory F. Hyland, Chairman of the Board of Directors,
President and Chief Executive Officer

(Date)

EXHIBIT A

MUELLER WATER PRODUCTS, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionholder named in the Notice of Grant attached to this Agreement (the “Optionholder”) an option (the “Option”) to purchase the number of shares of Series A Common Stock (“Shares”) of the Company, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated by reference into this Stock Option Agreement (the “Option Agreement”), the Option Agreement and the Notice of Grant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Common Stock subject to the the Option (as determined at the time of grant) exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option (“NSO”).

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached hereto (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan and the Option Agreement. The Exercise Notice shall be completed by the Optionholder and delivered to the Company’s Stock Plan Administrator, as designated by the Company from time to time. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Optionholder shall also be required to make adequate provision for all withholding taxes relating to the exercise of the Option as a condition to the exercise of the Option. This Option shall be deemed to be exercised only upon receipt by the Company of such fully executed Exercise Notice accompanied by the payment of such aggregate Exercise Price and arrangement for the adequate provision for the withholding taxes relating to the exercise.

(c) Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance, exercise, and the method of payment of consideration for such Shares complies with Applicable Law. This Option may not be exercised for a fraction of a share. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionholder on the date the Option is exercised with respect to such Exercised Shares. Notwithstanding the foregoing, the Company shall not be liable to the Optionholder for damages relating to any delays in issuing the certificates for the Exercised Shares to the Optionholder, any loss of the certificates, or any mistakes or errors in the issuance f the certificates or in the certificates themselves.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionholder:

(a) cash or check;

(b) consideration received by the Company under a “same day sale” program implemented by the Company in connection with the Plan; or

(c) by delivery to the Company of other shares of Common Stock of the Company (whether Series A or Series B); provided, however, that if the Exercise Price of Shares acquired pursuant to this Option is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, the Exercise Price shall be paid only by shares of the Common Stock of the Company that have been held by the Optionholder for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). The Optionholder may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock.

4. Period for Exercise. Subject to the provisions of the Plan, the Notice of Grant and this Option Agreement, the Optionholder may exercise this Option as to any vested Shares at any time prior to the earliest to occur of the following:

(a) the Term/Expiration Date set forth in the Notice of Grant;

(b) two (2) years following the date of the Optionholder’s termination of Continuous Service as a result of death, Disability or Retirement;

(c) three (3) months following the date of the Optionholder’s termination of Continuous Service by the Company without Cause (and other than as a result of death, Disability or Retirement) or by the Optionholder for any reason; and

(d) the date of the Optionholder’s termination of Continuous Service by the Company for Cause.

5. Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionholder only by the Optionholder. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionholder.

6. Notice of Disqualifying Disposition of ISO Shares. If the Optionholder sells or otherwise disposes of any of the Shares acquired pursuant to an ISO (“ISO Shares”) on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionholder shall immediately notify the Company in writing of such disposition. The Optionholder understands and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionholder.

7. Lock-Up. By exercising the Option, the Optionholder agrees that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (and/or any underwritten registration of any securities of the Company prior to that time), require that the Optionholder not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Optionholder, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. The Optionholder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to Shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

8. Entire Agreement; Governing Law. The Plan and the Notice of Grant are incorporated herein by reference. Except as expressly set forth in the Notice of Grant, the Plan, the Notice of Grant and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof. The Company may amend the terms of the Option; provided that the rights under any Option shall not be materially impaired by any such amendment except by means of a writing signed by the Company and the Optionholder. The Option is governed by the law of the State of Delaware, without regard to the principles of conflicts of law.

9. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONHOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONHOLDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONHOLDER’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONHOLDER’S RELATIONSHIP (I) AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE; (II) AS A CONSULTANT PURSUANT TO THE TERMS OF OPTIONHOLDER’S AGREEMENT WITH THE COMPANY OR AN AFFILIATE; OR (III) AS A DIRECTOR PURSUANT TO THE BYLAWS OF THE COMPANY, AND ANY APPLICABLE PROVISIONS OF THE CORPORATE LAW OF THE STATE OR OTHER JURISDICTION IN WHICH THE COMPANY IS DOMICILED, AS THE CASE MAY BE.

MUELLER WATER PRODUCTS, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Mueller Water Products, Inc.

1200 Abernathy Road

Atlanta, GA 30328

Attention: Stock Plan Administrator

1. Exercise of Option. Effective as of today,                         , 20    , the undersigned (“Purchaser”) hereby elects to purchase                      shares (the “Shares”) of the Common Stock of Mueller Water Products, Inc. (the “Company”) under and pursuant to the Amended and Restated 2006 Stock Incentive Plan (the “Plan”) and the Notice of Stock Option Grant and Stock Option Agreement dated                     , 20     (the “Option Agreement”) with the Grant Number                 . The total purchase price for the Shares shall be $            , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares in the form of:

☐	Cash or check in the amount of $ , with any checks made payable to Mueller Water Products, Inc.

☐	Irrevocable instructions to sell shares acquired upon exercise in accordance with the terms of the Company’s “same day sale” program.

☐	shares of Common Stock, with a fair market value of $ , as to which I am attesting ownership pursuant to the form of Tender of Already-Owned Shares by Attestation of Share Ownership Rather than Physical Delivery of Shares attached hereto as Attachment 2 (as further described in Attachment 1, Exercise via Attestation). [where are these attachments?]

3. Tax Withholding. Purchaser has contacted the Company’s Stock Plan Administrator to confirm that the tax withholding due upon exercise of the Option is $            .

4. Representations of Purchaser.

(a) Purchaser has received, read and understood the Plan, the Notice of Grant and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

(b) Purchaser agrees: (i) to provide such additional documents as the Company may require pursuant to the terms of the Plan, (ii) to provide for the payment by Purchaser to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option, and (iii) if this exercise relates to an ISO, to notify the Company in writing promptly after the date of any disposition of any of the Shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such Shares of Common Stock are issued upon exercise of the Option.

(c) Purchaser hereby makes the following certifications and representations with respect to the Shares, which are being acquired by the Purchaser for his or her own account (or otherwise in compliance with applicable law) upon exercise of the Option as set forth above:

(i) If Purchaser is an officer and/or director of the Company, Purchaser has contacted the Company’s Stock Plan Administrator to determine whether he or she is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if so:

•	Purchaser has reviewed his or her transactions relative to Section 16 of the Exchange Act (“Section 16”);

•

The Company has informed the Purchaser that the grant of the Option is exempt from Section 16(b) of the Exchange Act either because (i) it was approved by the Company’s Board of Directors or a committee duly authorized by the Board pursuant to the rules issued under Section 16, or (ii) Purchaser has held the Option for six (6) months or more, and, therefore, this transaction may not be matched with a non-exempt purchase; and

•	Purchaser understands that the filing of a Form 4 with the U.S. Securities and Exchange Commission may be required because of this transaction.

(ii) Purchaser understands that if he or she is an officer and/or director of the Company, Purchaser may be deemed an “affiliate” of the Company and is therefore subject to certain of the conditions set forth in Rule 144 of the Securities Act.

(iii) Purchaser further acknowledges that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to Applicable Law. Purchaser agrees that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of his or her option documents and the Plan, to all of which the Purchaser hereby expressly assents. This agreement shall inure to the benefit of and be binding upon the Purchaser’s heirs, executors, administrators, successors and assigns.

(iv) If Purchaser is selling some or all of these Shares in accordance with the terms of the Company’s “same day sale” program, Purchaser does not have access to, nor is Purchaser aware of, any nonpublic, material information regarding the Company that could or has influenced his or her decision to sell these Shares.

(v) Purchaser hereby agrees to notify the Company upon the transfer or sale or other disposition of the Shares acquired under any ISO exercise and agrees to hold harmless the Company regarding the reporting of income subject to the disposition of these Shares.

(vi) Purchaser further acknowledges that he or she has received a copy of the prospectus prepared by the Company, which provides information regarding the Company, the Plan and the Shares.

(vii) Purchaser represents that he or she is entitled to exercise the Option with respect to the number of Shares that the Purchaser wishes to purchase hereby.

(d) Purchaser agrees that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (or any underwritten registration of the offering of any securities of the Company prior to that time), or the similar laws of a foreign jurisdiction, Purchaser will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by Purchaser, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. Purchaser further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares of the Company’s Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionholder as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan, the Notice of Grant and Option Agreement are incorporated herein by reference. This agreement, the Plan, the Notice of Grant and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the law of the State of Delaware.

Submitted by:	Accepted by:

PURCHASER:	MUELLER WATER PRODUCTS, INC.

(Signature)	(Signature)

(Print Name)	(Print Name)

Address:	.

(Date Executed)	(Date Received)